Exhibit 3(a)

                         ARTICLES OF INCORPORATION
                         -------------------------

                                    OF
                                    --

                          ETS INTERNATIONAL, INC.
                          -----------------------

                       (As in effect March 31, 1998)


                             ARTICLE I - NAME
                             -----------------

      The name of the Corporation is ETS International, Inc.

                           ARTICLE II - PURPOSE
                           --------------------

      The purpose of this Corporation is to transact any or all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

                      ARTICLE III - AUTHORIZED STOCK

           (a) The aggregate number of shares which the Corporation is authorized to issue is as follows:

                 Class      Number of Shares   Par Value
                 -----      ----------------   ---------
                 Common     30,000,000         No Par Value
                 Preferred  5,000,000          No Par Value

           (b) The Board of Directors of the Corporation (the "Board of Directors") may, by amending these Articles of Incorporation (the "Articles") by filing Articles of Amendment with the Virginia State Corporation Commission, fix in whole or in part the preferences, limitations and rights, within the limits set by law, of (i) any class of shares, before the issuance of any shares of that class, or (ii) one or more series within a class, before the issuance of any shares within that series.

           (c) The preferred stock (including any shares of preferred stock restored to the status of authorized but unissued preferred stock undesignated as to series pursuant to this Article III(c)) may be divided into one or more series and issued from time to time with such preferences, privileges, limitations, and relative rights as shall be fixed and determined by the Board of Directors. Without limiting the generality of the foregoing, the Board of Directors is expressly authorized to the fullest extent permitted from time to time by law to fix:

                 (i) the distinctive serial designations and the division of shares of preferred stock into one or more series and the number of shares of a particular series, which may be increased or decreased (but not below the number of shares thereof then outstanding);

                 (ii) the rate or amount (or the method of determining the rate or amount) and times at which, the form in which, and the preferences and conditions under which, dividends shall be payable on shares of a particular series, the status of such dividends as cumulative, partially cumulative, or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating with shares of other classes or series;

                 (iii) the price or prices at which, the consideration for which, the period or periods within which and the terms and conditions, if any, upon which the shares of a particular series may be redeemed, in whole or in part, at the option of the Corporation or otherwise;

                 (iv) the amount or amounts and rights and preferences, if any, to which the holders of shares of a particular series are entitled or shall have upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

                 (v) the rights and preferences over or otherwise in relation to any other class or series (including other series of preferred stock), as to the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation;

                 (vi) the right, if any, of the holders of a particular series, the Corporation or another person to convert or cause conversion of shares of such series into shares of other classes or series or into other securities, cash, indebtedness or other property, or to exchange or cause exchange of such shares for shares of other classes or series or other securities, cash, indebtedness or other property, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and exchange, and the terms and conditions or adjustments, if any, at which such conversion or exchange may be made or caused;

                 (vii) the obligation, if any, of the Corporation to redeem, purchase or otherwise acquire, in whole or in part, shares of a particular series for a sinking fund or otherwise, the terms and conditions thereof, if any, including the price or prices and the nature of the consideration payable for such shares so redeemed, purchased or otherwise acquired;

                 (viii) the voting rights, if any, including special, conditional or limited voting rights, of the shares of a particular series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of shares of all series of preferred stock, or of the shares of one or more series thereof, or of both, in an amount greater than a majority up to such amount as is in accordance with applicable law or these Articles, as a condition to specified corporate action or amendments to the Articles; and

                 (ix) any other preferences, limitations and relative rights which may be so determined by resolution or resolutions of the Board of Directors. Shares of preferred stock shall rank prior or superior to the common stock in respect of the right to receive dividends and/or the right to receive payments out of the net assets of the Corporation upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation. All shares of preferred stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange) shall be canceled and thereupon restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

           (d) The holders of common stock, to the exclusion of any other class of stock of the Corporation, have sole power to vote for the election of directors except as (i) otherwise expressly provided in the serial designation of any series of preferred stock, (ii) otherwise expressly provided in these Articles and (iii) otherwise expressly provided by the then existing laws of the Commonwealth of Virginia. The holders of common stock will have one vote for each share of common stock held by them.

           (e) No holder of shares of stock of any class of the Corporation will have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations of the Corporation convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof.

          ARTICLE IV - INDEMNIFICATION OF DIRECTORS AND OFFICERS
          ------------------------------------------------------

      A. Each Director and Officer who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) shall be indemnified by the Corporation against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with the Corporation or otherwise by reason of the fact that he is or was such a Director or Officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such Director or Officer.

      B. In addition to the indemnification provided under Section A, to the full extent permitted by the Virginia Stock Corporation Act and any other applicable law, as they exist on the date hereof or may hereafter be amended, the Corporation shall indemnify a Director or Officer of the Corporation who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) by reason of the fact that he is or was such a Director or Officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      C. The Corporation is empowered to contract in advance to indemnify any Director or Officer to the extent indemnification is granted under Sections A and B. The Board of Directors is also empowered to cause the Corporation to indemnify or contract in advance to indemnify any other person not covered by Sections A and B who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted under Sections A and B.

      D. The Corporation may advance, pay for and/or reimburse the reasonable expenses incurred by an Officer or Director who is a party to any proceeding in advance of the final disposition thereof if (i) the Officer or Director furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Sections A and/or

B above, (ii) the Officer or Director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and
(iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article. The undertaking required by clause (ii) above shall be an unlimited general obligation of the Officer or Director but need not be secured and may be accepted without reference to financial ability to make repayment.

      E. All determinations as to indemnification and advances of expenses (including contracts with respect thereto) shall be made by a majority vote of a quorum of disinterested Directors. In the event a quorum of disinterested Directors cannot be obtained to make any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article, such determinations shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

      F. The foregoing provisions are intended to provide indemnification with respect to those monetary damages for which the Virginia Stock Corporation Act permits the limitation or elimination of liability. In addition, to the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages arising out of a single transaction, occurrence or course of conduct in excess of the amount of cash consideration received by the Directors from the Corporation for services as a Director during the twelve months immediately preceding the act or omission for which liability was imposed.

      G. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provision of this Article.

      H. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

      I. Except to the extent inconsistent with this Article, terms used herein shall have the same meanings assigned them in the Indemnification Article of the Virginia Stock Corporation Act as now in effect or hereafter amended. Without limitation, it is expressly understood that reference herein to Directors, Officers, employees or agents shall include former Directors, Officers, employees and agents and their respective heirs, executors and administrators.